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                       ENTERTAINMENT DIGITAL NETWORK, INC.
                                ONE UNION STREET
                         SAN FRANCISCO, CALIFORNIA 94103

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


         The undersigned holder of Common Stock of Entertainment Digital Network, Inc., a Delaware corporation (the "Company"), hereby appoints David Gustafson and Tom Kobayashi, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the Company's Special Meeting of Stockholders, to be held on __________, _____________, 2001, at ______ a.m., local time, at the
___________________________________ and at any adjournments or postponements thereof.

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X]      PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.       Merger Proposal.

         Vote for approving and adopting the Merger Agreement.

         [ ]

         Vote against approving and adopting the Merger Agreement.

         [ ]

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVING AND ADOPTING THE MERGER AGREEMENT

1. In their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN AND "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.


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         The undersigned hereby acknowledges receipt of (i) the Notice of
Special Meeting, and (ii) the Proxy Statement.

DATE _________________________________________________________________________

SIGNATURE ____________________________________________________________________

SIGNATURE (if held jointly) __________________________________________________

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. when shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.